Exhibit 10.52

Guaranty Obligations Pre-maturity Covenants between the Parties Dispute Resolution Validity Acknowledgments by the Guarantors Summary of Guaranty Contract of RMB 3,7000,000, with a term of 2 years from January 11,2012 to January 10,2014, between Changzhou Kaikai Lighting Co., Ltd, and Jiangsu Wujin Rural Commercial Bank, guaranteed by Changzhou City Wujin Best Electronic Cables Co., Ltd., YaoQin, and WangKai.